                                                                    EXHIBIT 4.18


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                     AVIRON

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. CSW- 4                                                          9,398 Shares


         FOR VALUE RECEIVED, AVIRON, a Delaware corporation (the "Company"), with its principal office at 297 North Bernardo Avenue, Mountain View, CA 94043, hereby certifies that The Procter & Gamble Company, or its assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time after the Eligibility Date (as defined below) and prior to the Expiration Date (as defined below), nine thousand three hundred ninety-eight (9,398) fully paid and nonassessable shares of Common Stock of the Company, at an exercise price per share equal to fifty-three dollars ($53.00) (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

         The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

SECTION 1. EXERCISE OF WARRANT. Subject to Section 11 below, this Warrant shall be immediately exercisable in whole, but not in part, upon the earlier of: (i) the date of receipt by the Company of written acceptance by the United States Food and Drug Administration of the Company's filing of its Biologics License Application for its product, FluMist(TM), or (ii) ten (10) days prior to the Expiration Date (the "Eligibility Date"). This Warrant may be exercised in whole, but not in part, by presentation and surrender to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. Partial exercise of this Warrant shall not be permitted. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

         SECTION 2. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                          A

                Where X = the number of shares of Common Stock to be issued to the Holder

                Y = the number of shares of Common Stock purchasable under the Warrant (at the date of such calculation)

                A = the fair market value as determined by the closing sales price on the date of exercise of one share of the Company's Common Stock as quoted on NASDAQ

                B = Exercise Price (as adjusted to the date of such calculation)

         SECTION 3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

         SECTION 4. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of this Warrant. Instead, the Company will deliver its check for the current fair market value of the fractional share, as determined in good faith by the Board of Directors of the Company.

         SECTION 5. ASSIGNMENT OR LOSS OF WARRANT.

                (a) Except as provided in Section 9, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole to any person or persons. Subject to the provisions of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the


                                       2.

Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment, and this Warrant shall promptly be canceled.

                (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         SECTION 6. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

         SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant) providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subsection
(a) shall similarly apply to successive reclassification or changes.

                (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be proportionately adjusted.

                (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price


                                       3.

in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of Warrant Shares subject to this Warrant shall be proportionately adjusted.

                (d) NOTICE OF RECORD DATE. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder of this Warrant, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise of the Warrants.

         SECTION 8. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 7, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company.

         SECTION 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act, shall bear a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE


                                       4.

         APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 9 shall be binding upon all subsequent Holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. In addition in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

                (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                (b) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                (c) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.

                (d) The Holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

                (e) The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission (the "SEC") has expressed


                                       5.

its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         SECTION 10. REGISTRATION RIGHTS. If, after this Warrant has been exercised in full, the Holder is unable to sell or otherwise dispose of all the Warrant Shares delivered upon such exercise without restriction pursuant to Rule 144, then with respect to such Warrant Shares, the Holder shall be entitled to registration rights as provided in this Section 10.

                (a) REGISTRATION REQUIREMENTS.

                    (i) Except as provided in paragraph (iv) below, if the Company shall receive a written request from the Holder that the Company file a registration statement under the Act covering the registration of those Warrant Shares which Holder cannot sell or otherwise dispose pursuant to Rule 144, then the Company shall use its best efforts to prepare and file a registration statement on Form S-3 with the SEC under the Act within 30 days of the receipt of such written request, to register such Warrant Shares by the Holder (the "Registration Statement") and to use its best efforts to cause the Registration Statement to be declared effective as soon as practicable. In the event that at any time the filing of such Registration Statement is undertaken or is required to be undertaken the Company fails to qualify for use of Form S-3 (or other available form for similar type securities registration) for purposes of registering for resale the Warrant Shares, the Company shall cause a registration statement on Form S-1 (or other available form for similar type securities registration) to be filed as soon as practicable after its receipt of the request specified in this Section 10(a)(i). The Holder agrees to furnish promptly to the Company in writing all information reasonably required by the Company to file such Registration Statement. The Company shall only be obligated to effect one (1) registration pursuant to this Section 10.

                    (ii) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Holder shall pay all Selling Expenses (as defined below). "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company, blue sky fees, transfer agent fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Warrant Shares.

                    (iii) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (1) keep such registration effective until the earliest of (A) the first anniversary of the effective date of the Registration Statement, (B) such date as all of the Warrant Shares have been resold or (C) such time as all of the Warrant Shares held by Holder can be sold without restriction pursuant to Rule 144 under the Act; (2) prepare and file with the SEC such amendments and supplements to the Registration


                                       6.

Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement; (3) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Holder from time to time may reasonably request in order to facilitate the public sale or other disposition of all or any of the Warrant Shares held by Holder; (4) cause all Warrant Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (5) provide a transfer agent and registrar for all Warrant Shares registered pursuant to the Registration Statement and a CUSIP number for all such Warrant Shares; (6) otherwise use its best efforts promptly to comply with all applicable rules and regulations of the SEC; and (7) file the documents required of the Company and otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in
(A) all jurisdictions in which any of the Warrant Shares are originally sold and
(B) all other states specified in writing by Holder, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. The Company shall use its best efforts to qualify for use of Form S-3 or other similar form then available under the Act to register the resale of the Warrant Shares and to maintain such qualification during the periods described in paragraph (i).

                    (iv) The Company may delay the filing of the Registration Statement for up to forty-five (45) days by giving written notice to Holder if the Board of Directors of the Company shall have determined in good faith that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company.

                    (v) Following the effectiveness of the Registration Statement, the Company may, at any time, but not more than once in any six-month period, suspend the effectiveness of such Registration Statement for up to 30 days, as appropriate (a "Suspension Period"), by giving notice to Holder, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. The Company agrees to use commercially reasonable efforts to minimize the length of any such suspension. The duration of any Suspension Period shall be added to the period of time that the Company agrees to keep the Registration Statement effective. Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, Holder shall forthwith discontinue disposition of Warrant Shares covered by such Registration Statement or prospectus until Holder (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

                    (vi) The Company will, as expeditiously as possible, notify Holder (1) of the effective date of the Registration Statement and the date when any post-effective amendment to the Registration Statement becomes effective;
(2) of any stop order or notification from the SEC or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement; and (3) of the end of any suspension hereunder.


                                       7.

                    (vii) With a view to making available to Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Holder to sell the Warrant Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (1) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the date hereof or (B) such date as all of the Warrant Shares shall have been resold; (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and maintain registration of its Common Stock under
Section 12 of the Exchange Act until the earlier of (A) the second anniversary of the date hereof or (B) such date as all of the Warrant Shares shall have been resold; and (3) furnish to Holder upon request, as long as Holder owns any Warrant Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail Holder of any rule or regulation of the SEC that permits the selling of any such Warrant Shares without registration.

                (b) INDEMNIFICATION AND CONTRIBUTION.

                    (i) The Company agrees to indemnify Holder and hold Holder harmless from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Holder may become subject (under the Act, Exchange Act, state securities laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) arise out of, or are based upon, (1) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, on the effective date thereof or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (2) the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (3) any failure by the Company (or its agents) to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, loss, damage, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (1) an untrue statement (or omission) made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder specifically for use in preparation of the Registration Statement, or (2) any untrue statement (or omission) in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Holder by the Company prior to the pertinent sale or sales by Holder. The Company will reimburse Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (1) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (2) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                    (ii) Holder agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect


                                       8.

thereof) to which the Company may become subject (under the Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (1) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Holder specifically for use in preparation of the Registration Statement, provided, however, that Holder shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by Holder and delivered to the Company before the sale from which such loss occurred and the Company has had the opportunity to amend or supplement the prospectus prior to such sale, or (2) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by Holder, provided, further, however, that the liability of Holder hereunder shall be limited to the proceeds received by Holder from the sale of the Warrant Shares covered by such Registration Statement; and provided, further, however, that the obligations of Holder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder. Holder will reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim up to the limits set forth herein notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to Holder, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                    (iii) Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 10(b), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume and undertake the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume and undertake the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                    (iv) If the indemnification provided for in this Section 10(b) is unavailable to or insufficient to hold harmless an indemnified party under paragraph (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the


                                       9.

relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holder agree that it would not be just and equitable if contribution pursuant to this paragraph (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this paragraph (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), Holder shall not be required to contribute any amount in excess of the amount by which the amount received by Holder (net of Selling Expenses) from the sale of the Warrant Shares to which such loss relates exceeds the amount of any damages which Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (v) The obligations of the Company and Holder under this
Section 10(b) shall be in addition to any liability which the Company and Holder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Holder within the meaning of the Act.

         SECTION 11. EXPIRATION DATE. This Warrant shall expire and shall be wholly void and have no effect after 5:00 p.m. (San Francisco time) on the date (the "Expiration Date") which is the earlier of (a) the fifth anniversary of the date hereof, or (b) the closing date of a merger or consolidation of the Company with or into any other entity, including a reverse triangular merger involving the Company (other than a merger or consolidation in which the Holders of the voting power of the Company immediately prior to such consolidation or merger hold a majority of the surviving or resulting entity immediately following such consolidation or merger), provided that, if the last day on which this Warrant may be exercised, or on which it may be exercised at a particular Exercise Price, is a Sunday or a legal holiday or a day on which banking institutions doing business in the city of San Francisco are authorized by law to close, this Warrant may be exercised prior to 5:00 p.m. (San Francisco time) on the next succeeding full business day with the same force and effect and at the same Exercise Price as if exercised on such last day specified herein.

         SECTION 12. GOVERNING LAW. This Warrant is delivered in the State of California and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of that State.


                                      10.

         SECTION 13. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the Holder hereof.

         SECTION 14. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         SECTION 15. DESCRIPTIVE HEADINGS. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         SECTION 16. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and undertakings of the parties.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of October 13, 2000.

                                       AVIRON

                                       By: /s/ C. Boyd Clarke
                                           ---------------------
                                           C. Boyd Clarke
                                           President and Chief Executive Officer






                                      11.

                                SUBSCRIPTION FORM

         THE UNDERSIGNED, holder of this Warrant, (1) hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ________________ full Warrant Shares of the Common Stock of Aviron provided for therein, (2) makes payment in full of the purchase price of such Warrant Shares, in the amount of $_____________, and (3) requests that certificates for such Warrant Shares be issued in the name of:

        ----------------------------------------------------------------
                         (Please print name and address)


        ----------------------------------------------------------------
           (Please insert social security or other identifying number)




Dated:_______________________________________________

Signature:____________________________________________________

By:___________________________________________________________

                                 ASSIGNMENT FORM

                                                           Dated _________, 20__


         FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto ________________________________________________ (the
"Assignee"),____________________________________________________________________
                        (please type or print in block letters)

________________________________________________________________________________
                                (insert address)

its right to purchase up to ________ shares of Common Stock of AVIRON represented by this Warrant and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


         Signature__________________________________